SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2010

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943		06-1397316
(Commission File Number)		(IRS Employer Identification No.)

251 Ballardvale Street Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 658-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the Proxy Statement on Schedule 14A that Charles River Laboratories International, Inc. (“Charles River”) filed on July 1, 2010, both Charles River and WuXi PharmaTech (Cayman) Inc. (“WuXi”) filed Notification and Report Forms with the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), on May 11, 2010. As a result, the waiting period under the HSR Act with respect to the proposed acquisition of WuXi by Charles River (the “Transaction”) was scheduled to expire on June 10, 2010.  Charles River voluntarily withdrew its Notification and Report Form on June 8, 2010 and re-filed the form on June 10, 2010, thereby extending the waiting period under the HSR Act an additional 30 days to July 12, 2010. The re-filing was a procedural step to provide the staff at the FTC with an additional 30 days following the re-filing to review the information submitted by Charles River and WuXi.  Following the refiling, the new waiting period under the HSR Act was scheduled to expire at 11:59 p.m., New York City time, on July 12, 2010, unless terminated earlier or extended by request for additional information.

On July 12, 2010, Charles River received a Request for Additional Information (commonly referred to as a “second request”) from the FTC requesting additional information relating to Charles River’s viral clearance services, cell line characterization services and lot release testing services businesses. This second request extends the waiting period imposed by the HSR Act until 30 days after Charles River has substantially complied with the second request unless that period is extended voluntarily by Charles River or terminated sooner by the FTC. Charles River intends to fully cooperate with the FTC.

Completion of the Transaction remains subject to the approval of both Charles River and WuXi stockholders and the satisfaction or waiver of the other closing conditions specified in the acquisition agreement between Charles River and WuXi. As previously announced, Charles River has scheduled a special meeting of its stockholders, to be held on August 5, 2010, to consider and vote on the issuance of shares of Charles River common stock in connection with the Transaction.

Important Additional Information

In connection with the proposed Transaction, Charles River has filed a definitive proxy statement with the SEC on Schedule 14A. The proxy statement was first mailed to stockholders of Charles River on or about July 1, 2010. CHARLES RIVER STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Charles River stockholders may obtain free copies of the proxy statement and other documents filed with the SEC by Charles River through the website maintained by the SEC at www.sec.gov. In addition, Charles River stockholders may obtain free copies of the proxy statement and other documents filed with the SEC from Charles River by directing a request to Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, Massachusetts 01887, Attention: General Counsel (telephone: 781-222-6000), or by going to Charles River’s corporate website at www.criver.com.

In connection with the proposed Transaction, WuXi has filed a scheme document with the SEC on Form 6-K.  The scheme document was first mailed to shareholders of WuXi on or about July 1, 2010.  WUXI SHAREHOLDERS ARE URGED TO READ THE SCHEME DOCUMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  WuXi shareholders may obtain free copies of the scheme document and other documents filed with the SEC by WuXi through the website maintained by the SEC at www.sec.gov.  In addition, WuXi shareholders may obtain free copies of the scheme document and other documents filed with the SEC from WuXi by directing a request to WuXi PharmaTech (Cayman) Inc., 288 Fute Zhong Road, Waigaoqiao Free Trade Zone, Shanghai 200131, People’s Republic of China, Attention: Genyong Qiu  (telephone: 86-21-5046-1111), or by going to WuXi’s corporate website at www.wuxiapptec.com.

Charles River, WuXi and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction. Information regarding Charles River’s directors and executive officers is contained in its annual proxy statement filed with the SEC on March 30, 2010. Information regarding the interests of Charles River’s directors and certain members of Charles River’s management in the proposed Transaction is set forth in the proxy statement filed with the SEC on July 1, 2010. Information regarding WuXi’s directors and executive officers is contained in WuXi’s annual report filed with the SEC on April 23, 2010. Information regarding the interests of WuXi’s directors and certain members of WuXi’s management in the proposed Transaction is set forth in the scheme document filed with the SEC on July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

Date:	July 13, 2010	By:	/s/ Matthew Daniel
			Name:	Matthew Daniel
			Title:	Deputy General Counsel and Assistant Secretary